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                                                                    Exhibit 10.1

                             RELATIONSHIP AGREEMENT


      This Relationship Agreement ("AGREEMENT") is entered into as of the 20th day of August 2001 by and between E*TRADE Group Inc., a Delaware corporation (which together with its controlled Affiliates, as defined below, shall hereinafter be referred to as "E GROUP"), and SoundView Technology Group, Inc., a Delaware corporation formerly known as Wit SoundView Group, Inc. (which together with its controlled Affiliates, as defined below, shall hereinafter be referred to as "WIT GROUP"). Wit Group and E Group are referred to herein as the "PARTIES," and each of them individually as a "PARTY."

      WHEREAS the Parties have entered into a termination agreement (the "TERMINATION AGREEMENT") concurrently with this Agreement to terminate certain of their rights and obligations under that certain Amended and Restated Strategic Alliance Agreement, dated as of September 26, 2000;

      WHEREAS the Parties hereby desire to initiate a new business relationship upon the terms and conditions hereof;

      NOW, THEREFORE, in consideration of the covenants and agreements contained herein, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

                                    ARTICLE 1
                                  DEFINITIONS

      SECTION 1.01. DEFINED TERMS. As used herein, the terms below shall have the following meanings:

      (i) "AFFILIATE" means, with respect to any Party, any other Person directly or indirectly controlling, controlled by, or under common control with such Party. For the purposes of this definition, "control" when used with respect to any Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise; the terms "controlling" and "controlled" have meanings correlative to the foregoing.

      (ii)  "BLENDED RATE" is defined in Section 3.01.

      (iii) "EFFECTIVE DATE" means August 20, 2001.

      (iv) "EXCLUDED SECURITIES" means securities that are allocated by Wit Group for offering or sale to employees, directors and Affiliates of Wit Group.

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      (v)    "INITIAL PUBLIC OFFERING" means an underwritten initial public offering in the United States of common stock, ordinary shares, American Depository Shares or the equivalent by whatever name, of an issuer that is not a registered investment company or real estate investment trust.

      (vi) "MARKET CENTER" means market makers in securities, electronic communication networks relating to securities, securities exchanges or other securities trading markets other than Wit Group.

      (vii)  "NASD" means National Association of Securities Dealers.

      (viii) "PERSON" means any individual, corporation, partnership, limited liability company, firm, joint venture, association, joint stock company, trust, unincorporated organization or other entity or organization.

      (ix) "REGISTERED OFFERING" means the U.S. tranche of any Initial Public Offering, follow-on or secondary offering or other offering of equity or equity derivative securities (including common stock, preferred stock, convertible debt securities and warrants or other securities convertible into or exchangeable for the same or other equity or equity derivative securities) of an issuer that is registered with the SEC pursuant to the Securities Act of 1933, as amended.

      (x) "RETAIL SECURITIES" means all securities offered in a Registered Offering that are allocated by Wit Group for retail distribution.

      (xi)   "SEC" means the U.S. Securities and Exchange Commission.

      (xii)  "SELECTED SECURITIES" is defined in Section 3.01.

                                   ARTICLE 2
                                SHARE ALLOCATION

      SECTION 2.01. RELATIONSHIP. During the Term (as defined herein) of this Agreement, Wit Group, on a non-exclusive basis, shall be entitled to offer equity securities through E Group to customers of E Group, and E Group shall be entitled to determine in its sole and absolute discretion whether to accept or not accept any such securities offered; provided, however, that if in the case of a Registered Offering in which Wit Group is the lead manager or co-managing underwriter, E Group rejects such securities, it shall not offer or sell any securities so offered by Wit Group unless the relevant per unit selling concession or similar consideration payable to E Group by any party other than Wit Group is greater than that which Wit Group is prepared to pay after having been given an opportunity to match such selling concession or other economic consideration. Beginning as early as practicable in the course of each securities offering and placement, Wit Group shall consult with E Group regarding E Group's interest in offering the securities to customers of E Group. E Group shall endeavor to advise Wit Group within a commercially reasonable time of its intention to accept or not accept any


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offering. If E Group decides to accept any offering, E Group shall take from or through Wit Group a mutually agreed upon number of the securities made available by Wit Group for distribution by E Group hereunder for offering and sale to its customers.

      Section 2.02. WIT GROUP SHARE ALLOCATION. Wit Group agrees that in each and every Registered Offering for which Wit Group is a lead managing or co-managing underwriter, the amount of Retail Securities in such offering that shall be made available to E Group shall be at least one hundred thousand (100,000) shares (other than Excluded Securities) in the case of a Registered Offering in which Wit Group is the lead manager and seventy five thousand (75,000) shares (other than Excluded Securities) in the case of a Registered Offering in which Wit Group is a co-managing underwriter; PROVIDED, HOWEVER, that E Group shall be entitled to accept or not accept participation in any equity offering in its sole and absolute discretion.

      In the event that: (i) Wit Group offers a Registered Offering to E Group in which Wit Group is the lead managing or co-managing underwriter and the amount of Retail Securities allocated to E Group is less than the minimum amount of one hundred thousand (100,000) shares in the case of a Registered Offering in which Wit Group is the lead manager and seventy five thousand (75,000) shares (other than Excluded Securities) in the case of a Registered Offering in which Wit Group is a co-managing underwriter; and (ii) E Group decides to accept these Retail Securities, then within thirty days following the closing of the Registered Offering Wit Group shall pay E Group an amount equal to the selling concessions to which E Group would have been entitled based on the applicable share allocation.

      Section 2.03. SELLING CONCESSION. In each Registered Offering in which
Wit Group is the lead managing or co-managing underwriter, Wit Group will pay to E Group fifty percent (50%) of the full selling concession paid to Wit Group in relation to the number of shares allocated through E Group to its retail customers in connection to the offering. This amount shall not be offset by any costs associated with the Registered Offering.

      SECTION 2.04. E GROUP CUSTOMER ALLOCATION. E Group shall establish commercially reasonable criteria for the allocation to retail brokerage accounts of securities made available by Wit Group to E Group in any offerings under this Agreement. E Group shall undertake commercially reasonable steps to maximize share retention of Retail Securities by its retail customers for at least thirty
(30) days, subject to applicable regulatory requirements.

                                   ARTICLE 3
                                  TRADING FLOWS

      SECTION 3.01. MARKET MAKING. On a quarterly basis, Wit Group will provide to E Group a list of 75 securities for which Wit Group acts as market maker and E Group will select 50 of those securities in which it may direct order flow (the "SELECTED SECURITIES")


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and it will direct to Wit Group all of its order flow in such Selected
Securities. Wit Group shall pay to E Group a trading flow rebate based on the shares directed to Wit Group pursuant to this Section 3.01 (currently $0.0025 per share for Wit Group (the "BLENDED RATE")). The Parties agree to review the Blended Rate at least quarterly and to negotiate in good faith adjustments to the Blended Rate to ensure that the Blended Rate remains competitive with the highest trading flow rebate or other consideration received by E Group for similar types and sizes of orders from the two Market Centers to which E Group routes the largest and second largest number of secondary market orders for execution during the immediately preceding quarter. In the event that prevailing practices change so that E Group is required, in accordance with such prevailing practice, to pay an execution or other fee to a Market Center for the execution of its customer orders, the Blended Rate shall be determined in the same manner, that is, the amount paid by E Group (or the average amount paid and received by E Group) to or from the Market Centers to which E Group routes the largest and second largest number of secondary market orders for execution during the immediately preceding quarter, and E Group agrees to pay Wit Group the lowest fee so determined as the Blended Rate for that quarter. Notwithstanding anything herein to the contrary, E Group and Wit Group understand and agree that (i) no provision of this Agreement shall restrict either Party, in its reasonable good faith judgment, from taking, without liability to the other Party, any action required by any rule or regulation of the SEC, any self-regulatory organization or any governmental entity to which it is subject, or from complying with any fiduciary duties to its customers, including the duty of best execution; and
(ii) in the event that E Group is or becomes a market maker in one or more of the Selected Securities (including by internalizing its own order flow), E Group shall have no further obligation to direct order flow to Wit Group for such Selected Security or Selected Securities.

      SECTION 3.02. SELF-DIRECTED AND CORRESPONDENT ORDERS. The phrase "secondary market orders" as used in this Article 3, shall not include (i) orders self-directed by E Group customers utilizing E Group's direct access services or (ii) orders placed by customers of third parties unaffiliated with E Group who introduce orders to E Group pursuant to a correspondent clearing arrangement between such third parties and E Group if E Group receives direction by the correspondent to place such order through a Market Center.

                                   ARTICLE 4
                                  BUSINESS NAME

      In connection with that certain Agreement and Plan of Merger by and among Wit Capital Group, Inc., Wit SoundView Corporation and E*OFFERING Corp. dated as of May 15, 2000, as amended, Wit Group shall cause Wit SoundView Corporation, as the successor to E*OFFERING Corp., to unconditionally and irrevocably (i) forever set aside, and permanently discontinue any and all use in and to (and shall not assign, transfer or deliver to any third party, other than E Group or an Affiliate of E Group) the "E*OFFERING" corporate and trade name, and the E*OFFERING logo, or any part or combination of the "E*OFFERING" corporate and trade name, and the E*OFFERING


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logo, (ii) forever set aside, and permanently discontinue any and all use in and to, (and shall not assign, transfer or deliver to any third party, other than E Group or an Affiliate of E Group) the E*OFFERING website address, and (iii) destroy all documents, business stationery and cards, marketing literature, print advertisements, recordings and other physical indicia and embodiments of the "E*OFFERING" name or logo (provided that Wit Group shall be entitled to retain copies of all books and records and other such marketing literature or other documents containing the physical indicia and embodiment of the E*OFFERING name or logo pursuant to applicable regulatory requirements or as necessary for tax, accounting and corporate, securities and other applicable law record keeping for non-commercial purposes).

                                   ARTICLE 5
                                TERM; TERMINATION

      SECTION 5.01. TERM; TERMINATION.

      (a) This Agreement shall remain in effect through January 1, 2004 (the "INITIAL TERM"), unless terminated earlier in accordance with the terms of this Agreement. Thereafter, this Agreement shall renew for additional successive one
(1) year renewal terms (each a "RENEWAL TERM") if the Parties so agree in writing at least thirty (30) days prior to the expiration of the Initial Term or then-current Renewal Term (the Initial Term and Renewal Terms being, collectively, the "TERM").

      (b) Following the Initial Term, either Party may terminate this Agreement at any time, for any reason or no reason, upon forty-five (45) days' prior written notice.

      SECTION 5.02. TERMINATION FOR BREACH. This Agreement may be terminated at any time by (a) Wit Group, on the one hand, or by E Group, on the other hand, if there shall have been a material breach of any of the agreements set forth in this Agreement on the part of E Group (in the case of termination by Wit Group) or on the part of Wit Group (in the case of termination by E Group), which breach shall not have been cured within thirty (30) business days following receipt by the breaching Party of written notice of such breach from the other and such breaching Party has not cured such breach or (ii) by Wit Group, on the one hand, or E Group, on the other hand, in the event that the NASD, the SEC or any other regulatory body places a material restriction on the business of the other Party that materially limits the other Party's ability to perform its obligations hereunder.

                                   ARTICLE 6
                                  MISCELLANEOUS

      SECTION 6.01. MUTUAL COOPERATION. The Parties shall cooperate in good faith and take such other commercially reasonable actions as are reasonably necessary to effect the intents and purposes of this Agreement and the transactions contemplated hereby.


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      SECTION 6.02. SUCCESSORS AND ASSIGNS. This Agreement may not be assigned, in whole or in part, by any Party hereto without the prior written consent of the other Party hereto. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and assigns.

      SECTION 6.03. NO RESTRICTIONS ON FUTURE TRANSACTIONS. Nothing in this Agreement shall restrict either Party from entering into future arrangements or transactions, including exclusive arrangements with third parties, in areas covered by this Agreement so long as the obligations of the Party entering into such future transactions do not affect or conflict or interfere with such Party's obligations under this Relationship Agreement or the rights of the other Party under this Relationship Agreement.

      SECTION 6.04. SEVERABILITY. The Parties hereto agree that if any provision of this Agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, such provisions shall be valid and enforceable to the maximum degree permitted and the remaining provisions shall nevertheless continue in full force without being impaired or invalidated in any way.

      SECTION 6.05. ARBITRATION. All disputes and controversies of every kind and nature between the Parties hereto arising out of or in connection with this Agreement as to the construction, validity, interpretation or meaning, performance, non-performance, enforcement, operation or breach shall be submitted to arbitration in accordance with the provisions of the NASD Code of Arbitration Procedures.

      SECTION 6.06. GOVERNING LAW. This Agreement shall in all respects be construed in accordance with and governed by the laws of the State of New York without regard to the conflicts or choice of law provisions thereof.

      SECTION 6.07. ENTIRE AGREEMENT. This Agreement contains the entire agreement and understanding of the Parties with respect to the subject matter hereof and supersedes all prior written or oral agreements and understandings with respect thereto.

      SECTION 6.08. AMENDMENTS; WAIVERS. This Agreement may not be changed, amended, terminated, augmented, rescinded, or discharged (other than by performance), in whole or in part, except by a writing executed by the Parties hereto, and no waiver of any of the provisions of this Agreement or any of the rights of a Party hereto shall be effective or binding unless such waiver shall be in writing and signed by the Party claimed to have given or consented thereto. Except to the extent that a Party hereto may have otherwise agreed in writing, no waiver by that Party of any provision of this Agreement or breach by the other Party of any of its obligations or representations hereunder shall be deemed to be a waiver of any other provision or subsequent or prior breach of the same or any other obligation or representation by the other Party, nor shall forbearance by the first Party to seek a remedy for any noncompliance or breach by the other Party be deemed to be a waiver by the first Party of its rights and remedies with respect to such noncompliance or breach.


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      SECTION 6.09. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.



      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on their behalf as of the date first written above.


                                          SOUNDVIEW TECHNOLOGY GROUP, INC.

                                          --------------------------------
                                          By:
                                          Title:


                                          E*TRADE GROUP, INC.

                                          --------------------------------
                                          By:
                                          Title: